                                                                     Exhibit 4.2

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W-___                                       WARRANT TO PURCHASE COMMON STOCK
ISSUED:  __________, 2005
Void After _________, 2015

                          LIGHT SCIENCES ONCOLOGY, INC.

                                     WARRANT

     THIS IS TO CERTIFY that, for value received and subject to these terms and conditions, _______________, or such person to whom this Warrant is transferred (the "HOLDER"), is entitled to exercise this Warrant to purchase ________ fully paid and nonassessable shares of Light Sciences Oncology, Inc., a Washington corporation (the "COMPANY"), $0.001 par value per share of common stock (the "WARRANT STOCK") at a price per share of [$6.25] (the "EXERCISE PRICE") (such number of shares, type of security and the Exercise Price being subject to adjustment as provided below).

1.   METHOD OF EXERCISE

     1.1  CASH EXERCISE RIGHT

     This Warrant may be exercised by the Holder, at any time after the date of issuance, but not later than _____________, 2015 (the "EXERCISE PERIOD"), in whole or in part, by delivering to the Company at 34931 SE Douglas Street, Suite 200, Snoqualmie, WA 98065 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (a) this Warrant certificate, (b) a certified or cashier's check payable to the Company, or canceled indebtedness of the Company to the Holder, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "PURCHASE PRICE"), and (c) the Notice of Cash Exercise attached as EXHIBIT A duly completed and executed by the Holder. Upon exercise, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock purchased.

     1.2  NET ISSUANCE RIGHT

     Notwithstanding the payment provisions set forth above, the Holder may elect to convert all or a portion of this Warrant into shares of Warrant Stock by surrendering this Warrant at the office of the Company at the address set forth in Section 1.1 and delivering to the Company the Notice of Net Issuance Exercise attached as EXHIBIT B duly completed and executed by the Holder, in which case the Company shall issue to the Holder the number of shares of Warrant Stock of the Company equal to the result obtained by (a) subtracting B from A,
(b) multiplying the difference by C, and (c) dividing the product by A as set forth in the following equation:

                             X = (A - B) x C where:
                                      A

X    = the number of shares of Warrant Stock issuable upon net issuance exercise pursuant to the provisions of this Section 1.2.

A    = the Fair Market Value (as defined below) of one share of Warrant Stock on the date of net issuance exercise.

B    = the Exercise Price for one share of Warrant Stock under this Warrant (as adjusted from time to time pursuant to Section 4 hereof).

C    = the number of shares of Warrant Stock as to which this Warrant is exercisable pursuant to the provisions of this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised as set forth in the Notice of Net Issuance Exercise.

     If the foregoing calculation results in a negative number, then no shares of Warrant Stock shall be issued upon net issuance exercise pursuant to this
Section 1.2.

     "FAIR MARKET VALUE" of a share of Warrant Stock shall mean:

     (a) if the net issuance exercise is in connection with a transaction specified in Section 4.1, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Company's Board of Directors) to be received pursuant to such transaction by the holder of one share of Warrant Stock;

     (b) if the net issuance exercise is in connection with the initial public offering of the Company's common stock, $0.001 par value per share (the "COMMON STOCK"), the initial public offering price (before deducting commission, discounts or expenses) at which the Common Stock is sold in such offering;

     (c) if the net issuance exercise is after the occurrence of the initial public offering of the Company's Common Stock:

          (1) if the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market, the average of the closing or last sale price reported for the 5 trading days immediately preceding the date of net issuance exercise;

          (2) if the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market, but is traded in the over-the-counter market, the average of the closing bid and asked prices reported for the 5 trading days immediately preceding the date of net issuance exercise; and

     (d) In all other cases, the fair value as determined in good faith by the Company's Board of Directors.

     Upon net issuance exercise in accordance with this Section 1.2, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock determined in accordance with the foregoing.

2.   DELIVERY OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

     (a) Within 10 days after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) or after notice of net issuance exercise and compliance with Section 1.2, the Company at its expense shall issue in the name of and deliver to the Holder (i) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, and (ii) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1 or 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

     (b) No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to such fraction multiplied by the Exercise Price.

3.   COVENANTS AS TO WARRANT STOCK; REPRESENTATIONS OF THE COMPANY

     (a) The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Warrant Stock. All shares of Warrant Stock issued pursuant to the exercise of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except restrictions arising (i) under federal and state securities laws, (ii) not by or through the Company, or (iii) by agreement between the Company and the Holder or its successors.

     (b) The Company hereby represents and warrants to the Holder as of the date of this Warrant: (i) the Company is a corporation duly incorporated and validly existing under the laws of the State of Washington; (ii) the Company has full power and authority to execute and deliver this Warrant and to perform its obligations under and consummate the transactions contemplated by this Warrant;
(iii) upon the execution of this Warrant by the Company and delivery of this Warrant, this Warrant shall have been duly and validly executed and delivered by the Company and shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (iv) the Warrant Stock, if issued, will be, duly authorized, validly issued, fully paid and nonassessable shares of the capital stock of the Company.

4.   ADJUSTMENTS; TERMINATION OF WARRANT UPON CERTAIN EVENTS

     4.1  EFFECT OF REORGANIZATION

          (A)  REORGANIZATION--NO CHANGE IN CONTROL

          Upon a merger, consolidation, share exchange, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a "REORGANIZATION") during the Exercise Period, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Warrant Stock and the holders of the Company's voting equity securities immediately prior to such Reorganization together own a majority interest of the voting equity securities of the successor corporation following such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Reorganization (and cash and other property), to which a holder of the Warrant Stock issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

          (B)  REORGANIZATION--CHANGE IN CONTROL; TERMINATION OF WARRANT

          If a Reorganization, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Warrant Stock and the holders of the Company's voting equity securities immediately prior to such Reorganization together do not own at least majority interest of the voting equity securities of the successor corporation (or its parent) following such Reorganization, is to be effected during the Exercise Period, the Company shall give the Holder written notice of such proposed Reorganization at least 10 days before the effectiveness of such proposed Reorganization. Notwithstanding the period of exercisability stated on the face of this Warrant, this Warrant shall expire upon the closing of such Reorganization.

     4.2  ADJUSTMENTS FOR STOCK SPLITS, DIVIDENDS, RECLASSIFICATION, ETC.

     If the Company shall issue any shares of the same class as the securities for which this Warrant is exercisable as a stock dividend or subdivide the number of outstanding shares of such class into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the securities for which this Warrant is exercisable by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted all subject to further adjustments as provided in Section
4. Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share.

     4.3  CERTIFICATE AS TO ADJUSTMENTS

     In the case of any adjustment in the Exercise Price or number and type of securities issuable upon exercise of this Warrant, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

5.   SECURITIES LAWS RESTRICTIONS; LEGEND ON WARRANT STOCK

     (a) This Warrant and the securities issuable upon exercise have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under such Securities Act and applicable state securities laws covering any such transaction involving said securities, (ii) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (iii) the Company otherwise satisfies itself that such transaction is exempt from registration.

     (b) The legends set forth below shall be placed on this Warrant, any replacement and any certificate representing the Warrant Stock, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A STOCK PURCHASE WARRANT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

6.   EXCHANGE OF WARRANT; LOST OR DAMAGED WARRANT CERTIFICATE

     This Warrant is exchangeable upon its surrender by the Holder at the office of the Company. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

7.   REPRESENTATIONS AND WARRANTIES BY THE HOLDER

     By accepting this Warrant, the Holder represents and warrants to the Company as follows:

     (a) This Warrant and the securities issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

     (b) The Holder understands that the Warrant and the securities issuable upon exercise have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

     (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the securities purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

     (d) The Holder is able to bear the economic risk of the purchase of the securities issuable upon exercise of this Warrant pursuant to the terms of this Warrant.

     (e) The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     (f) The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from the issuance of this Warrant. The Holder acknowledges that the Holder bears complete responsibility for obtaining adequate tax advice regarding this Warrant.

8.   MISCELLANEOUS

     8.1  HOLDER AS OWNER

     The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

     8.2  NO SHAREHOLDER RIGHTS

     This Warrant shall not entitle the Holder to any voting rights (whether for the election of directors or otherwise), to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reissuance of stock, change of par value, consolidation, merger, conveyance or otherwise), to receive notice of meetings or to any other rights as a shareholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised and the securities purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     8.3  NOTICES

     Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner.

     If to the Holder: To the address and facsimile number last furnished in writing to the Company by the Holder.

     If to the Company:

     Light Sciences Oncology, Inc.
     34931 SE Douglas Street, Suite 200
     Snoqualmie, WA 98065
     Fax: (425) 392-7392

     8.4  AMENDMENTS AND WAIVERS

     Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 8.4 shall be binding on each future Holder and the Company.

     8.5  GOVERNING LAW; JURISDICTION; VENUE

     This Warrant shall be governed by and construed under the laws of the State of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Warrant.

     8.6  SUCCESSORS AND ASSIGNS; TRANSFER

     The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties. This Warrant may not be transferred or assigned without the consent of the Company, except to a partner, member or shareholder of the Holder provided that such partner, member or shareholder agrees in writing to assume the obligations of a "Holder" set forth herein.

     8.7  "MARKET STAND OFF" AGREEMENT

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Holder hereby agrees that the Holder shall not sell or otherwise transfer or dispose of any of the Company's securities held by the Holder (other than those included in the registration at issue, if any) for a period specified by the representative of the underwriters of Common Stock of the Company not to exceed (i) one hundred eighty (180) days following the effective date of the registration statement for such initial public offering or (ii) such longer period requested by the underwriters as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NASD Rule 2711); provided, however, that the Holder shall not be subject to such lockup unless the officers and directors of the Company who own stock of the Company and all other persons or entities who own beneficially at least 5% of the Common Stock within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) are also be bound by such restrictions. The Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

                                      * * *

     IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

                                        LIGHT SCIENCES ONCOLOGY, INC.


                                        By:
                                            ------------------------------------
                                            Llew Keltner, President


 ------------------------


By:
    ---------------------------------
Its:
     --------------------------------

                                    EXHIBIT A

                             NOTICE OF CASH EXERCISE

To : Light Sciences Oncology, Inc.

     The undersigned hereby irrevocably elects to purchase ________ shares of Common Stock of Light Sciences Oncology, Inc. (the "COMPANY") issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that said shares of the Common Stock of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). In addition, the undersigned represents that he, she or it (as the case may be) is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act.

Payment enclosed in the amount of $                    .
                                    -------------------

Dated:
       -------------------

Name of Holder of Warrant:
                           -----------------------------------------------------
                                               (please print)
Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


Signature:
           ---------------------------------------------------------------------

RECEIVED with full payment on                  , 20  .
                              -----------------    --


By:
    ---------------------------------

Print name:                          , on behalf of the Company
            -------------------------

                                    EXHIBIT B

                         NOTICE OF NET ISSUANCE EXERCISE

To: Light Sciences Oncology, Inc.

     The undersigned hereby irrevocably elects to convert that amount of the attached Warrant as specified below into such number of shares of Common Stock of Light Sciences Oncology, Inc. (the "COMPANY") as is determined pursuant to
Section 1.2 of the attached Warrant. The undersigned requests that certificates for such net issuance shares be issued in the name of and delivered to the address of the undersigned, at the address stated below. The undersigned agrees with and represents to the Company that said shares are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the "SECURITIES Act"). In addition, the undersigned represents that he, she or it (as the case may be) is an "accredited investor" as such term is defined in Rule 501(a) of the Securities Act.

Dated:
       ------------------
Name of Holder of Warrant:
                           -----------------------------------------------------
                                              (please print)


Number of Shares to be Converted:
                                  ----------------------------------------------
Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


Signature:
           ---------------------------------------------------------------------